U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

November 19, 2010

KLEVER MARKETING, INC.

(Name of small business issuer as specified in its charter)

Delaware	000-18730	363688583
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7964 West 79th Street, Playa Del Rey, CA 90293
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (801) 847-6444

2469 E. Ft. Union Blvd., Suite 214, Salt Lake City, Utah 84121

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 8, 2010, Klever Marketing, Inc. (the “Company”) issued a press release communicating that the Company had entered into two major software development contracts to further the development of its proprietary software applications. The press release issued and the related agreements entered into are hereby incorporated by reference into this Item 1.01. A full copy of this press release is included as Exhibit 99.1 to this 8-K. The agreements referred to in the press release are included as Exhibits 10.6 and 10.7 to this 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No. Document

10.6 Software Development Works Agreement between Klever Marketing, Inc. and Qualzoom Inc. dated August 15, 2010

10.7 Software Development Agreement between Klever Marketing, Inc. and Briabe Media Inc. dated September 22, 2010

99.1 Press release dated November 8, 2010 announcing Klever Marketing, Inc. entering into software development agreements with Qualzoom Inc. and Briabe Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2010

Klever Marketing, Inc.

/S/ Paul G. Begum
Paul G. Begum
Chairman and CEO

EXHIBIT INDEX

10.6 Software Development Works Agreement between Klever Marketing, Inc. and Qualzoom Inc. dated August 15, 2010

10.7 Software Development Agreement between Klever Marketing, Inc. and Briabe Media Inc. dated September 22, 2010

99.1 Press release dated November 8, 2010 announcing Klever Marketing, Inc. entering into software development agreements with Qualzoom Inc. and Briabe Media, Inc.